                                                                    Exhibit 10.1

                                                                    (SWISS LOGO)

                             CASUALTY EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                          NO. POR376426-/376428-/376430

                           EFFECTIVE: January 1, 2006

                                     between
                 PHILADELPHIA CONSOLIDATED HOLDING CORPORATION'S
                           following member Companies:
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                         PHILADELPHIA INSURANCE COMPANY
                        both of Bala Cynwyd, Pennsylvania

                                       and

                      SWISS REINSURANCE AMERICA CORPORATION
                                Armonk, New York

POR376426-/376428-/376430                                        Revised 9/15/06

                                                                    (SWISS LOGO)

                  CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                          NO. POR376426-/376428-/376430

ARTICLE   CONTENTS                          PAGE
-------   --------                          ----
          PREAMBLE                           1
I         BUSINESS COVERED                   1
II        EFFECTIVE DATE AND TERMINATION     2
III       TERRITORY                          2
IV        LIMIT AND RETENTION                3
V         WARRANTY                           4
VI        REINSTATEMENT                      4
VII       ULTIMATE NET LOSS                  5
VIII      LOSS IN EXCESS OF POLICY LIMITS    6
IX        EXTRA CONTRACTUAL OBLIGATIONS      6
X         EXCLUSIONS                         7
XI        SPECIAL ACCEPTANCE                13
XII       LOSS OCCURRENCE                   13
XIII      REINSURANCE PREMIUM               14
XIV       REPORTS AND REMITTANCES           15
XV        CLAIMS                            16
XVI       SALVAGE AND SUBROGATION           17
XVII      TERRORISM EXCESS RECOVERY         17
XVIII     ACCESS TO RECORDS                 19
XIX       TAXES                             19
XX        CURRENCY                          19
XXI       OFFSET                            20
XXII      ERRORS OR OMISSIONS               20
XXIII     DISPUTE RESOLUTION                20
XXIV      INSOLVENCY                        22
XXV       SPECIAL TERMINATION               23
XXVI      AMENDMENTS                        24
          SIGNATURES                        25

ATTACHMENTS: POLLUTION LIABILITY EXCLUSION CLAUSE - REINSURANCE
             INSOLVENCY FUNDS EXCLUSION CLAUSE
             NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY -
                REINSURANCE  - U.S.A.
             NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY -
                REINSURANCE - CANADA
             NUCLEAR INCIDENT EXCLUSION CLAUSE -
                REINSURANCE - NO. 4

POR376426-/376428-/376430                                        Revised 9/15/06

                                                                    (SWISS LOGO)

               PHARMACEUTICAL / MEDICAL COMPANY EXCLUSION LISTING

POR376426-/376428-/376430                                        Revised 9/15/06

                                                                    (SWISS LOGO)

                             CASUALTY EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                          NO. POR376426-/376428-/376430
                  (hereinafter referred to as the "Agreement")

                                     between
                 PHILADELPHIA CONSOLIDATED HOLDING CORPORATION'S
                           following member Companies:
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                         PHILADELPHIA INSURANCE COMPANY
                        both of Bala Cynwyd, Pennsylvania
                   (hereinafter referred to as the "Company")

                                       and

                      SWISS REINSURANCE AMERICA CORPORATION
                                Armonk, New York
                  (hereinafter referred to as the "Reinsurer")

ARTICLE I - BUSINESS COVERED

A. The Reinsurer shall indemnify the Company on an excess of loss basis in respect of the Company's Ultimate Net Loss paid by the Company as a result of losses occurring during the term of this Agreement, for Policies in force as of January 1, 2006, and new and renewal Policies becoming effective on or after said date, subject to the terms and conditions contained herein.

B. This Agreement is solely between the Company and the Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Reinsurer in favor of any person or entity not a party hereto.

C. The performance of obligations by both parties under this Agreement shall be in accordance with a fiduciary standard of good faith and fair dealing.

D. The term "Policies" shall mean each of the Company's binders, policies and contracts of insurance on the business covered hereunder.

E. Under this Agreement, the indemnity for reinsured loss applies only to the following Classes of Insurance, except as excluded under Article X-Exclusions of this Agreement.


POR376426-/376428-/376430               1                       Revised 09/15/06

                                                                    (SWISS LOGO)

CLASSES OF INSURANCE

     1.   Automobile Liability:

          Bodily Injury Liability, Property Damage Liability, Medical Payments, Uninsured Motorists, Underinsured Motorists and No-Fault Coverage.

     2.   Liability Other Than Automobile:

          Bodily Injury Liability, Property Damage Liability, Personal and Advertising Injury Liability, and Medical Payments Coverage when written as part of a Commercial or Personal Package Policy or on a monoline basis. However, Advertising Injury Liability shall only apply to this Agreement when written as part of a Commercial Package Policy or a Commercial General Liability Coverage Form.

     3.   Commercial Umbrella Liability.

     4.   Professional Liability:

          Director's and Officers Liability for For Profit and Not for Profit risks, Miscellaneous Errors and Omissions Liability, Lawyers Professional Liability, Accountants Professional Liability, Dentists Professional Liability, Insurance Agents Professional Liability, Miscellaneous Professional Liability, Employment Practices Liability.

ARTICLE II - EFFECTIVE DATE AND TERMINATION

A. This Agreement shall apply to losses occurring within the period commencing 12:01 a.m., Eastern Standard Time, January 1, 2006, and ending 12:01 a.m., Eastern Standard Time, January 1, 2007.

B. During the running of such notice as stipulated in Paragraph A. above, the Reinsurer shall participate in business coming within the terms of this Agreement until the date of termination of this Agreement.

C. Upon termination of this Agreement, the Reinsurer shall be liable for losses occurring prior to the date of termination; however, the Reinsurer shall have no liability for losses occurring subsequent to the termination of this Agreement.

ARTICLE III - TERRITORY

This Agreement applies to Policies issued by the Company within the United States of America, its territories and possessions, and Canada and shall apply to losses covered hereunder wherever occurring.


POR376426-/376428-/376430               2                       Revised 09/15/06

                                                                    (SWISS LOGO)

ARTICLE IV - LIMIT AND RETENTION

A. The limits and retentions provided under this Agreement are set forth in the following Parts I, II and III:

     Part I - First Excess of Loss (Accounting Code No. POR376426)

     The Company shall retain the first $2,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $2,000,000, but the liability of the Reinsurer shall never exceed $3,000,000 with respect to any one Loss Occurrence. However, in no event shall the liability of the Reinsurer arising out of Act(s) of Terrorism exceed $3,000,000 during the term of this Agreement.

     Part II - Second Excess of Loss (Accounting Code No POR376428)

     The Company shall retain the first $5,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $5,000,000, but the liability of the Reinsurer shall never exceed $5,000,000 with respect to any one Loss Occurrence. However, in no event shall the liability of the Reinsurer arising out of Act(s) of Terrorism exceed $5,000,000 during the term of this Agreement.

     Part III - Third Excess of Loss (Accounting Code No. POR376430)

     The Company shall retain the first $10,000,000 of Ultimate Net Loss as respects any one Loss Occurrence. The Reinsurer shall then be liable for the amount by which the Company's Ultimate Net Loss exceeds the Company's retention of $10,000,000, but the liability of the Reinsurer shall never exceed $10,000,000 with respect to any one Loss Occurrence. However, in no event shall the liability of the Reinsurer arising out of Act(s) of Terrorism exceed $10,000,000 during the term of this Agreement.

B. The Company's retention and the Reinsurer's limit of liability for each Loss Occurrence, set forth in Parts I, II and III above, shall apply irrespective of the number of Policies affected or number of hazards in one Policy and regardless of the number of Classes of Insurance involved.

C. Reinsurance of the Company's retention, set forth above, shall not be deducted in arriving at the Company's Ultimate Net Loss herein.

D.   An "Act of Terrorism" for purposes of this Agreement shall mean:


POR376426-/376428-/376430               3                       Revised 09/15/06

                                                                    (SWISS LOGO)

     1. Any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (a) influencing or protesting against any de jure or de facto government or policy thereof, (b) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (c) retaliating against any country for direct or vicarious support by that country of any other government or political system.

     2. Any act declared pursuant to the Terrorism Risk Insurance Act of 2002, as amended, shall also be considered an "Act of Terrorism" for purposes of this Agreement.

ARTICLE V - WARRANTY

A. It is warranted, or so deemed, that Casualty reinsurance is in effect for all policies issued by or on behalf of the Company with limits greater than $1,000,000 per occurrence or per claim made. It is also warranted, or so deemed, that the Company has in effect an Insurance Company Errors and Omissions policy with a limit of $10,000,000 and a retention /deductible of $1,000,000. This insurance, or reinsurance, whether collectible or not, and retention/deductible, shall be maintained until all losses reinsured under this Agreement are fully discharged and shall inure to the benefit of the reinsurer.

B. It is further warranted that Policies subject to this Agreement with inuring coverage as deemed above, shall not exceed a combined limit for both the Primary Policy and Umbrella Policy of $11,000,000 per occurrence, or so deemed.

C. The maximum policy period on business covered by this Agreement is one year plus odd time, not to exceed 120 days.

ARTICLE VI - REINSTATEMENT

A. Each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon.

B. For each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium hereon, being pro rata only as to the fraction of the limit of liability of this Agreement (i.e., the fraction of $3,000,000 as respects Part I and $5,000,000 as respects
     Part II and $10,000,000 as respects Part III) so reinstated and 100% as to the term.


POR376426-/376428-/376430               4                       Revised 09/15/06

                                                                    (SWISS LOGO)

C. Nevertheless, the Reinsurer's liability hereunder shall never exceed $3,000,000 as respects Part I and $5,000,000 as respects Part II and $10,000,000 as respects Part III in respect of any one Loss Occurrence and shall be further limited in all during the term of this Agreement to $6,000,000 as respects Part I and $10,000,000 as respects Part II and $20,000,000 as respects Part III.

ARTICLE VII - ULTIMATE NET LOSS

A. The term "Ultimate Net Loss" shall mean the actual sum paid by the Company in settlement of losses or liability including interest accrued prior to judgment after making deductions for all recoveries, including subrogation, salvages, and claims upon other reinsurances, whether collectible or not, which inure to the benefit of the Reinsurer under this Agreement, and shall include Loss Adjustment Expenses incurred by the Company; provided, however, that in the event of the insolvency of the Company, Ultimate Net Loss shall mean the amount of loss and Loss Adjustment Expenses for which the Company is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, conservator or statutory successor of the Company in accordance with the provisions of Article XXIV- Insolvency of this Agreement.

B. The term "Ultimate Net Loss" shall include 90% of Loss In Excess of Policy Limits and 90% of Extra Contractual Obligations, as defined herein, but only as respects business covered under this Agreement.

C. The term "Loss Adjustment Expenses" shall mean all expenses incurred by the Company in connection with the investigation, settlement, defense or litigation, including court costs and post-judgment interest, of any claim or loss covered by the Policies reinsured under this Agreement, and shall include Declaratory Judgment Expenses. However, the term "Loss Adjustment Expenses" shall not include the salaries and expenses of Company employees, office expenses and other overhead expenses.

D. The term "Declaratory Judgment Expenses" shall mean all legal expenses, incurred in the representation of the Company in litigation brought to determine the Company's defense and/or indemnification obligations, that are allocable to any specific claim or loss applicable to Policies subject to this Agreement. In addition, the Company shall promptly notify the Reinsurer of any Declaratory Judgment Expenses subject to this Agreement.

E. All recoveries, salvages or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments to the loss settlement shall be made by the parties hereto.


POR376426-/376428-/376430               5                       Revised 09/15/06

                                                                    (SWISS LOGO)

F. Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.

ARTICLE VIII - LOSS IN EXCESS OF POLICY LIMITS

A. "Loss in Excess of Policy Limits" is defined as loss in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. For the purposes of this Article, the word "loss" shall mean any amounts which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

D. With respect to coverage provided under this Article, recoveries from any insurance or reinsurance other than this Agreement shall be deducted to arrive at the amount of the Company's Ultimate Net Loss.

ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

A. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.


POR376426-/376428-/376430               6                       Revised 09/15/06

                                                                    (SWISS LOGO)

C. However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D. Recoveries, collectibles or retention from any other form of insurance or reinsurance including deductibles or self-insured retention which protect the Company against Extra Contractual Obligations shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations for purposes of determining the loss hereunder.

E. If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of the of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article or the enforceability of such provision in any other jurisdiction.

ARTICLE X- EXCLUSIONS

THIS AGREEMENT DOES NOT COVER:

A.   THE FOLLOWING GENERAL CATEGORIES

     1.   Ex-gratia payments.

     2. Risks subject to a deductible or a self-insured retention excess of $250,000.

     3. Loss or damage caused directly or indirectly by: (a) enemy attack by armed forces including action taken by military, naval or air forces in resisting an actual or an immediately impending enemy attack; (b) invasion; (c) insurrection; (d) rebellion; (e) revolution; (f) intervention; (g) civil war; and (h) usurped power.

     4.   Reinsurance assumed by the Company.

     5. Business derived from any Pool, Association, including Joint Underwriting Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments; provided this exclusion shall not apply to Automobile or Workers Compensation assigned risks which may be currently or subsequently covered hereunder.


POR376426-/376428-/376430               7                       Revised 09/15/06

                                                                    (SWISS LOGO)

     6. Pollution Liability as per the attached Pollution Liability Exclusion Clause - Reinsurance.

     7.   Insolvency Funds as per the attached Insolvency Funds Exclusion
          Clause.

     8. Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:

          a.   Nuclear Incident Exclusion Clause - Liability - Reinsurance -
               U.S.A.

          b.   Nuclear Incident Exclusion Clause - Liability - Reinsurance -
               Canada.

          c.   Nuclear Incident Exclusion Clause - Reinsurance - No. 4.

     9. Any actual or alleged liability whatsoever for any claim or claims in respect of loss or losses, directly or indirectly arising out of, resulting from, or in consequence of asbestos, in whatever form or quantity.

     10. Any liability, loss, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with the use or release, or threat thereof, of any nuclear weapon or device or chemical or biological agent, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

     11. Policies covering the liability of any original insured whose annual gross revenue, sales or receipts exceed $5,000,000,000.

B.   THE FOLLOWING INSURANCE COVERAGES

     1. Fiduciary Liability except as respects Non Profits and private For Profit entities other than financial institutions.

     2. Fidelity and Surety except as respects Non Profits and private For Profit entities other than financial institutions.

     3.   Credit and Financial Guarantee.

     4.   Securities and Exchange Liability.

     5.   Retroactive coverage.

     6.   Personal Excess or Umbrella Liability.


POR376426-/376428-/376430               8                       Revised 09/15/06

                                                                    (SWISS LOGO)

     7. Medical Malpractice for Doctors, Physicians, Surgeons, Nurses, Hospitals and Clinics. This does not apply to medical professionals when written in the Company's Human Services Program or for other non profit entities when the professionals are not directly employed by the entity and who maintain an underlying medical professional liability policy with limits of 1,000,000/3,000,000 which is primary to the Company's insured policy, or so deemed.

     8. Advertisers,' Broadcasters' and Telecasters' Liability as respects Personal Injury Liability except as provided under Commercial Package Policies or Commercial General Liability Coverage Forms.

     9. Liquor Law Liability when written as such, except Host Liquor Law Liability.

     10.  Kidnap, Extortion and Ransom Liability.

     11.  Boiler and Machinery Insurance.

     12.  Protection and Indemnity (Ocean Marine) when written as such.

     13.  Workers Compensation.

     14. Business classified by the Company as Primary Rental Liability, Supplemental Liability, Residual Value or GAAP Liability.

     15. New and Renewal business classified by the Company as Nursing Home or Assisted Living General Liability or Professional Liability. However, this exclusion shall not apply if the Company is required by the applicable regulatory authority(ies) to renew any insured(s) policy.

     16.  Products recall, Products integrity or Products impairment.

C.   THE FOLLOWING RISKS AS RESPECTS AUTOMOBILE LIABILITY

     1. Vehicles used in or while in practice or preparation for, a prearranged racing, speed, exhibition or demolition contest.

     2. All vehicles classified as "Public Automobiles" except church buses, social service agency automobiles, van pools and vehicles used for the transportation of employees.

     3. Fire, police, emergency or municipal vehicles except when written as part of the Company's Municipality program.

     4. Motorcycles except when written as part of the Company's Motorcycle School program and Municipality program, but not when operated on public roads.


POR376426-/376428-/376430               9                       Revised 09/15/06

                                                                    (SWISS LOGO)

     5.   The rental or leasing of vehicles to others.

     6.   Logging trucks.

     7. Vehicles regularly used to haul property of others and operating beyond a 200 mile radius.

     8.   Newspaper delivery trucks.

     9. Vehicles engaged in the transportation or distribution of fireworks, fuses, explosives, ammunitions, natural or artificial fuel, gas, or liquefied petroleum gases or gasoline.

D.   THE FOLLOWING AS RESPECTS LIABILITY OTHER THAN AUTOMOBILE

     1.   Risks involving known exposure to the following substances:

          a.   dioxin.

          b.   polychlorinated biphenols.

          c.   lead.

          d.   silica.

     2.   Liability as respects Products and Completed Operations:

          a. The manufacture, labeling or re-labeling, importation or wholesale distribution of:

               (i)  Drugs or pharmaceuticals.

               (ii) Cosmetics.

               (iii) Herbicides, insecticides or pesticides.

               (iv) Petrochemical or electrical equipment used for heating, lighting or cooking.

               (v)  Industrial or toxic chemicals.

               (vi) Valves, gaskets or seals of a hydraulic, petrochemical or high pressure nature.

               (vii) Medical supplies.

               (viii) Heavy machinery and equipment.

               (ix) Power tools.

               (x) Medical equipment used for diagnostic or life sustaining purposes.

          b. The manufacture or importing of motorized or self-propelled vehicles and equipment.

          c. The manufacturing, importing, packing, canning, bottling or processing of foodstuffs.

          d.   The blending, mixing, processing or importing of animal feed.

          e. The manufacture, sale, distribution, handling, servicing or maintenance of aircraft, aerospacecraft, missiles, satellites or any component or components thereof.

          f. Exterior installation finishing systems (EIFS) or synthetic stucco manufacturing, importation, or installation.


POR376426-/376428-/376430               10                      Revised 09/15/06

                                                                    (SWISS LOGO)

          g. Any insured contractors' or developers' operations which are involved in the new construction of apartments, condominiums, cooperatives, town houses or single family dwellings in Arizona, California, Colorado, Hawaii, Nevada, South Carolina, Utah or Washington.

     3.   Ownership, operation or use of vessels exceeding 58 feet in length.

     4.   All railway operations except sidetrack agreements.

     5.   Amusement parks, carnivals or circuses.

     6. Public assembly exposure in excess of 10,000 seating capacity or admissions per event, per building or stadium; however, this exclusion does not apply to walk-a-thons, bicycle races or similar events.

     7.   Public Gas, electric, and water utility companies.

     8.   Subaqueous operations.

     9.   Mining.

     10.  Blasting operations.

     11.  Demolition of buildings or structures in excess of two stories.

     12.  Shoring, underpinning or moving of buildings or structures.

     13.  Manufacture, sale, rental, lease, erection or repair of scaffolds.

     14.  Construction of bridges, tunnels or dams.

     15.  a.   Manufacturers or importers of fireworks, fuses, or any substance, as defined and noted below, intended for use as an explosive.

          b. Loading of fireworks, fuses, or any explosive substance defined below into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof.

          c. Manufacturers or importers of any product in which fireworks, fuses, or any explosive substance defined below is an ingredient.

          d. Handling, storage, transportation or use of fireworks, fuses, or any explosive substance defined below.


POR376426-/376428-/376430               11                      Revised 09/15/06

                                                                    (SWISS LOGO)

          NOTE: An explosive substance is defined as any substance manufactured for the express purpose of exploding as differentiated from commodities used industrially and which are only incidentally explosive.

     16. Manufacture, production, refining, storage, wholesale distribution or transportation of natural or artificial fuel, gas, butane, propane or liquefied petroleum gases or gasoline.

     17.  Onshore and offshore gas and oil drilling operations.

     18. Ownership, maintenance or use of any airport or aircraft, including fueling, or any device or machine intended for and/or aiding in the achievement of atmospheric flight, projection or orbit.

     19.  Municipalities with populations over 75,000.

     20. Liability as respects companies identified in the attached Pharmaceutical / Medical Company Exclusion Listing, including all affiliates and subsidiaries thereof.

E. Those exclusions set forth under Items 5. and 16. of Section D. shall not apply if the exposure is incidental to the regular operations of the insured covered hereunder. An exposure shall be considered incidental if it comprises 15% or less of the insured's exposure base.

F. In the event the Company is inadvertently bound on any risk which is excluded under this Agreement and identified below, the reinsurance provided under this Agreement shall apply to such risk until discovery by the Company within its Home Office of the existence of such risk and for 30 days thereafter, and shall then cease unless within the 30 day period, the Company has received from the Reinsurer written notice of its approval of such risk:

     1.   As respects Automobile Liability:

          Items 2. through 9. of Section C.

     2.   As respects Liability Other Than Automobile:

          Items 2. through 19. of Section D.


POR376426-/376428-/376430               12                      Revised 09/15/06

                                                                    (SWISS LOGO)

ARTICLE XI - SPECIAL ACCEPTANCE

Policies which are beyond the terms, conditions or limitations of this Agreement may be submitted to the Reinsurer for special acceptance hereunder; and such Policies, if accepted in writing by the Reinsurer, shall be subject to all of the terms, conditions and limitations of this Agreement, except as modified by the special acceptance. Premiums and losses derived from any special acceptance shall be included with other data for rating purposes under this Agreement.

ARTICLE XII - LOSS OCCURRENCE

The provisions under this Article are set forth in the following Parts I, II and
III:

Part I - As respects Policies written on an occurrence basis:

The term "Loss Occurrence" shall mean any accident or occurrence or series of accidents or occurrences arising out of any one event and happening within the term and scope of this Agreement. Without limiting the generality of the foregoing, the term "Loss Occurrence" shall be held to include:

A. As respects Products Bodily Injury and Products Property Damage Liability, injuries to all persons and all damage to property of others occurring during a Policy Period and proceeding from or traceable to the same causative agency shall be deemed to arise out of one Loss Occurrence, and the date of such Loss Occurrence shall be deemed to be the commencing date of the Policy Period. For the purpose of this provision, each annual period of a Policy which continues in force for more than one year shall be deemed to be a separate Policy Period.

B. As respects Bodily Injury Liability (other than Automobile and Products), said term shall also be understood to mean, as regards each original assured, injuries to one or more than one person resulting from infection, contagion, poisoning, or contamination proceeding from or traceable to the same causative agency.

C. As respects Property Damage Liability (other than Automobile and Products), said term shall also, subject to Provisions 1. and 2. below, be understood to mean loss or losses caused by a series of operations, events, or occurrences arising out of operations at one specific site and which cannot be attributed to any single one of such operations, events or occurrences, but rather to the cumulative effect of the same. In assessing each and every Loss Occurrence within the foregoing definition, it is understood and agreed that:

     1. the series of operations, events or occurrences shall not extend over a period longer than 12 consecutive months; and


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     2.   the Company may elect the date on which the period of not exceeding 12 consecutive months shall be deemed to have commenced.

     In the event that the series of operations, events or occurrences extend over a period longer than 12 consecutive months, then each consecutive period of 12 months, the first of which commences on the date elected under
     2. above, shall form the basis of claim under this Agreement.

Part II - As respects Policies written on a claims made basis:

A. The term "Loss Occurrence" shall mean each claim or series of claims made to the Company or the insured, during the term of this Agreement arising out of one casualty or event.

B. As respects a Loss Occurrence involving one or more Policies written on a claims made basis, the date of Loss Occurrence for purposes of reinsurance, shall be considered the earliest date when notice of claims is first received and recorded by the Company or the insured, and any related claims reported subsequent to such date shall be included in such loss. However, if notice of claims is first received and recorded by the Company or the insured, during an Extended Reporting Period, the date of occurrence shall be deemed to be the last day of the Policy period.

Part III - As respects loss occurrence and claims-made Policies involved in the same Loss Occurrence:

As respects a Loss Occurrence involving one or more Policies written on an occurrence basis and one or more Policies written on a claims made basis, it is understood that the earliest date on which bodily injury or property damage occurs, and any related claims reported subsequent to such date shall be included in such loss whether they are covered under occurrence or claims-made Policies.

ARTICLE XIII - REINSURANCE PREMIUM

A. The Company shall pay to the Reinsurer a premium for the reinsurance provided under the First, Second and Third Excess of Loss Layers at the rates set forth in Paragraph B. below. Such rates shall be applied to the Company's Subject Earned Premium for the term of this Agreement.


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B.   A deposit premium for each layer set forth below, shall be payable by the
     Company to the Reinsurer in four equal installments each due January 1, April 1, July 1 and October 1. Within 60 days after the termination of this Agreement, the Company shall render a statement to the Reinsurer showing the actual reinsurance premiums due hereunder. If such premium calculations differ from the deposit previously paid, the debtor party shall pay the outstanding balance within 60 days after the termination of this Agreement. However, in no event shall the adjusted premium be less than the minimum premium for each layer, set forth below.

                               Deposit     Minimum   Quarterly
                      Rate     Premium     Premium    Deposit
                      ----   ----------   --------   ---------
First Excess Layer    .06%   $  510,000   $408,000   $127,500
Second Excess Layer   .07%   $  595,000   $476,000   $148,750
Third Excess Layer    .13%   $1,105,000   $884,000   $276,250

C. The term "Subject Earned Premium" as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on an actual daily basis or in accordance with the Company's methodology, as agreed.

D. The term "Net Premiums Written" shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the Reinsurer.

ARTICLE XIV - REPORTS AND REMITTANCES

A. The Company shall furnish the Reinsurer with all necessary data respecting premiums and losses for as long as one of the parties hereto has a claim against the other arising from this Agreement.

B. All checks and supporting documentation shall be sent via wire transfer to the Reinsurer through one of the options set forth below:

          a.   WIRE TRANSFER

               (i)  All wires should be sent to:

                    The Bank of New York
                    1 Wall Street
                    New York, NY 10286
                    Account Name: Swiss Reinsurance America Corporation Account Number: 8900489197
                    ABA Number: 021000018 (SWIFT: IRVTUS3N)


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               (ii) All supporting documentation should be sent to:
                    Swiss Reinsurance America Corporation
                    Accounting Department
                    175 King Street
                    Armonk, NY 10504

          b.   LOCK BOX

               Both checks and supporting documentation shall be sent to:

               Swiss Reinsurance America Corporation
               P.O. Box 7247-7281
               Philadelphia, PA 19170-7281

C. Payment by the Reinsurer of its portion of loss and Loss Adjustment Expenses paid by the Company shall be made by the Reinsurer to the Company within 15 days after proof of payment is received by the Reinsurer.

ARTICLE XV - CLAIMS

A. The Company shall promptly notify the Reinsurer of each claim which may involve the reinsurance provided hereunder and of all subsequent developments relating thereto, stating the amount claimed and estimate of the Company's Ultimate Net Loss and Loss Adjustment Expenses. Notwithstanding the provisions set forth in any other Article herein, prompt notification of loss shall be considered a condition precedent to liability under this Agreement.

B.   The Company shall advise the Reinsurer of all claims which:

     1. Are reserved by the Company for an amount in excess of 50% of its retention;

     2.   Originate from fatal injuries;

     3.   Originate from the following kinds of bodily injury:

          a.   Brain injuries resulting in impairment of physical function;

          b. Spinal injuries resulting in a partial or total paralysis of upper or lower extremities;

          c. Amputation or permanent loss of use of upper or lower extremities;

          d.   Severe burn injuries;

          e.   Loss of sight in one or both eyes;


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          f.   All other injuries likely to result in a permanent disability rate of 50% or more.

     4.   Any action alleging Extra Contractual Obligations against the Company.

     5.   Any Declaratory Judgment action brought by or against the Company.

     6. Any judgment against an insured for an amount in excess of the Company's policy limit.

C. The Company shall have the responsibility to investigate, defend or negotiate settlements of all claims and lawsuits related to Policies written by the Company and reinsured under this Agreement. The Reinsurer, at its own expense, may associate with the Company in the defense or control of any claim, suit or other proceeding which involves or is likely to involve the reinsurance provided under this Agreement, and the Company shall cooperate in every respect in the defense of any such claim, suit or proceeding.

ARTICLE XVI - SALVAGE AND SUBROGATION

A. In the event of the payment of any indemnity by the Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the Company against any person or entity legally responsible for damages of the loss. The Company agrees to enforce such rights; but, in case the Company refuses or neglects to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or their policyholders or otherwise to enforce such rights.

B. From any amount recovered by subrogation, salvage or other means, there shall first be deducted the expenses incurred in effecting the recovery. The balance shall then be used to reimburse the excess carriers in the inverse order to that in which their respective liabilities attached, before being used to reimburse the Company for its primary loss.

ARTICLE XVII - TERRORISM EXCESS RECOVERY

A.   For purposes of this Article:

     1. "Act" shall mean the Terrorism Risk Insurance Act of 2002, any amendments thereto and any regulations promulgated thereunder.

     2. "Affiliate," "Insured Losses," and "Program Year" shall have the meanings provided in the Act.

     3.   "Company" shall include the Company and all affiliates.


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B.   This reinsurance shall not apply to any fines, civil penalties or surcharges assessed pursuant to the Act.

C. To the extent that the Company allocates Insured Losses and/or federal assistance under the Act among affiliates, claims, contracts or otherwise in any manner which impacts the reinsurance provided hereunder, the Company shall apply a reasonable allocation method acceptable to the Reinsurer.

D. To the extent that an Insured Loss is otherwise payable hereunder, the reinsurance provided by this Agreement shall apply only to the portion of liability, loss, cost and/or expense retained by the Company net of any federal assistance pursuant to the Act. For each Program Year, the liability of the Reinsurer for Insured Losses under this Agreement shall be reduced by the ratio that the financial assistance under the Act allocated to Policies subject to this Agreement bears to the Company's total Insured Losses subject to this Agreement. If the Company does not make such allocation, the liability of the Reinsurer for Insured Losses in any Program Year under this Agreement shall be reduced by the ratio that the financial assistance available to the Company under the Act for that Program Year bears to the Company's total Insured Losses for the same Program Year.

E. The parties recognize that, for any Program Year, the Reinsurer may without waiver of the foregoing Paragraphs make payments for Insured Losses which, together with available financial assistance under the Act and the Company retentions and/or deductibles hereunder, exceed the Company's Insured Losses. In such event, the Reinsurer's proportional share of all such excess recovery (hereafter "Reinsurer's Excess Share") shall inure to the benefit of the Reinsurer. All excess recovery described in this Paragraph shall be allocated to the Reinsurer and the Company in proportion to the respective liability of each for Insured Losses, net of federal assistance under the Act, salvage, subrogation and other similar recoveries, as applicable.


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F.   In the event of a Reinsurer's Excess Share, the Company shall:

     1.   Promptly pay the Reinsurer's Excess Share to the Reinsurer; or

     2. Upon request of the Reinsurer at any time and at the Reinsurer's sole discretion, instead assign to the Reinsurer its rights to recover directly from the federal government any portion of Reinsurer's Excess Share not already paid to the Reinsurer. The Company shall cooperate with and assist the Reinsurer, at its own expense, to the extent reasonably necessary for the Reinsurer to exercise those rights. If the Reinsurer is unable, for any reason, to exercise any right assigned to it by the Company pursuant to this Article, the Company shall pay the Reinsurer's Excess Share to the Reinsurer as if no assignment had taken place to the extent that the Company has not been deemed to have forfeited the right to financial assistance under the Act by virtue of the attempted assignment.

G. In the event of an Insured Loss, the Company shall provide the Reinsurer with a monthly report detailing claim settlement activities and financial assistance under the Act. Calculations for each Program Year shall continue to be made until the settlement of all Insured Losses covered hereunder.

ARTICLE XVIII - ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.

ARTICLE XIX - TAXES

The Company shall be liable for all taxes on premiums paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer, and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay to any local, state or federal taxing authority.

ARTICLE XX - CURRENCY

Wherever the word "dollars" or the "$" symbol is used in this Agreement, it shall mean dollars of the United States of America, excepting in those cases where the Policy is issued by the Company in Canadian dollars, in which case it shall mean dollars of Canada. In the event the Company is involved in a loss requiring payment in United States and Canadian currency, the Company's retention and the limit of liability of the Reinsurer shall be apportioned between the two currencies in the


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                                                                    (SWISS LOGO)

same proportion as the amount of net loss in each currency bears to the total amount of net loss paid by the Company. For the purposes of this Agreement, where the Company receives premiums or pays losses in currencies other than United States or Canadian currency, such premiums and losses shall be converted into United States dollars at the actual rates of exchange at which the premiums and losses are entered in the Company's books.

ARTICLE XXI - OFFSET

Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance or balances due the other (or, if more than one, any other). Such offset may include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the parties regardless of whether such balances arise from premiums, losses or otherwise, and regardless of capacity of any party, whether as assuming insurer and/or ceding insurer, under the various agreements involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of
Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.

ARTICLE XXII - ERRORS OR OMISSIONS

Errors or omissions of an administrative nature on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof; but the liability of the Reinsurer under this Agreement or any exhibits, addenda, or endorsements attached hereto shall in no event exceed the limits specified herein nor be extended to cover any risks, perils, lines of business or classes of insurance generally or specifically excluded herein.

ARTICLE XXIII - DISPUTE RESOLUTION

Part I - Choice Of Law And Forum

Any dispute arising under this Agreement shall be resolved in the State of Pennsylvania, and the laws of the State of Pennsylvania shall govern the interpretation and application of this Agreement.

Part II - Mediation

If a dispute between the Company and the Reinsurer, arising out of the provisions of this Agreement or concerning its interpretation or validity and whether arising before or after termination of this Agreement has not been settled through negotiation, both parties agree


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

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to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration.

Part III - Arbitration

A. Resolution of Disputes - As a condition precedent to any right of action arising hereunder, any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

B. Composition of Panel - Unless the parties agree upon a single arbitrator within 15 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof.

C. Appointment of Arbitrators - The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance and reinsurance business. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

D. Failure of Party to Appoint an Arbitrator - If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, the claimant's arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant's arbitrator, choose an umpire as provided in Paragraph C. of Part III of this Article.

E. Submission of Dispute to Panel - Unless otherwise extended by the arbitration panel or agreed to by the parties, each party shall submit its case to the panel within 30 days after the selection of the umpire.

F. Procedure Governing Arbitration - All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all


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

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     procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

G. Arbitration Award - The arbitration panel shall render its decision within 60 days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

H. Cost of Arbitration - Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

ARTICLE XXIV- INSOLVENCY

A. In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law.

B. The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. In addition to the offset provisions set forth in Article XXI- Offset, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any claims


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

                                                                    (SWISS LOGO)

     then in existence and held by the other party may be offset against it.

D. Nothing contained in this Article is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.

ARTICLE XXV - SPECIAL TERMINATION

A. Notwithstanding the termination provisions set forth in Article II-Effective Date and Termination, this Agreement shall be:

     1. Terminated automatically and simultaneously upon the happening of any of the following events:

          a. Entry of an order of liquidation, rehabilitation, receivership or conservatorship with respect to the Company or the Reinsurer by any court or regulatory authority;

          b.   Assignment of this Agreement by either party;

          c. General reinsurance of any portion of the Company's business it retains net for its own account, as determined under the provisions of this Agreement without prior consent of the Reinsurer.

     2. Terminated by either party giving not less than 30 days prior written notice to the other party upon the happening of the following event:

               Any transfer of control of either party by change in ownership or otherwise.

     3. Terminated by the Reinsurer by giving not less than 30 days prior written notice to the Company upon the happening of the following event:

               Failure of the Company to remit premiums in accordance with the provisions set forth in this Agreement.

     4. Terminated in accordance with the provisions set forth in this Paragraph, upon the discovery of the following event:

               A reduction of 50% or more of the Company's policyholders surplus during any calendar year. Such reduction shall be determined by calculating the difference between the Company's prior year annual statement and each subsequent quarterly statutory statement within such current calendar year.


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

                                                                    (SWISS LOGO)

          As respects the event set forth in this Paragraph A.4., the Company shall be obligated to notify the Reinsurer in writing within 30 days after the filing of its quarterly statement. Upon receipt of such notification the Reinsurer shall have the right to terminate this Agreement, by giving not less than 30 days notice of its intention to do so.

B. Any notice of termination pursuant to the provisions set forth in Paragraphs A.2., A.3. and A.4. above shall be sent by certified mail, return receipt requested. Such notice period shall commence upon the other party's receipt of the notice of termination.

C. In the event of termination, as provided under the provisions of this Article, the Reinsurer shall not be liable for losses occurring subsequent to the date of termination.

ARTICLE XXVI - AMENDMENTS

This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.


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

                                                                    (SWISS LOGO)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, by their duly authorized representatives as of the following dates:

In Bala Cynwyd,Pennsylvania, this 25th day of September, 2006.

ATTEST: PHILADELPHIA CONSOLIDATED HOLDING CORPORATION'S following member Companies:
                                        PHILADELPHIA INDEMNITY INSURANCE
                                        COMPANY
                                        PHILADELPHIA INSURANCE COMPANY


/s/ William A McKenna                   /s/ Christopher J. Maguire
-------------------------------------   ----------------------------------------
Name William A McKenna                  Name Christopher J. Maguire
Title Assistant Vice President          Title Executive President &
                                              Chief Underwriting Officer

And in Armonk, New York, this 15th day of September, 2006.


ATTEST:                                 SWISS REINSURANCE AMERICA CORPORATION


/s/ Peter Thompson                      /s/ Michael Taxter
-------------------------------------   ----------------------------------------
Name Peter Thompson                     Name Michael Taxter
Title Vice President Member of          Title Senior Vice President Member of
      Management                              Senior Management

                                                                    (SWISS LOGO)

                          SUPPLEMENT TO THE ATTACHMENTS

         DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS

A. Wherever the term "Company" or "Reinsured" or "Reassured" or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.

B. Wherever the term "Agreement" or "Contract" or "Policy" or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.

C. Wherever the term "Reinsurer" or "Reinsurers" or "Underwriters" or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.


                                       1.

                                                                    (SWISS LOGO)

               POLLUTION LIABILITY EXCLUSION CLAUSE - REINSURANCE

     This Reinsurance excludes:

     (1) Any loss occurrence arising out of the actual, alleged or threatened discharge, dispersal, release or escape of pollutants:

          a) At or from premises owned, rented or occupied by an original assured; or

          b) At or from any site or location used for the handling, storage, disposal, processing or treatment of waste; or

          c) Which are at any time transported, handled, stored, treated, disposed of, or processed as waste; or

          d) At or from any site or location on which any original assured is performing operations:

               (i) If the pollutants are brought on or to the site or location in connection with such operations; or

               (ii) If the operations are to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize the pollutants.

     (2) Any liability, loss, cost or expense arising out of any governmental direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

"Pollutants" means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

Subparagraphs a) and d)(i) of paragraph (1) of this exclusion do not apply to loss occurrences caused by heat, smoke or fumes from a hostile fire. As used herein, "hostile fire" means one which becomes uncontrollable or breaks out from where it was intended to be.

"Original assured" as used herein means all insureds as defined in the policy issued by the Company.


                                       1.

                                                                    (SWISS LOGO)

                        INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.


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      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

     N.M.A. 1590

1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1. of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II. in this paragraph 2. from the time specified in Clause III. in this paragraph 2. shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     LIMITED EXCLUSION PROVISION*

          I. It is agreed that the policy does not apply under any liability coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

          II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liabilities Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

          III. The inception dates and thereafter of all original policies as described in II. above, whether new, renewal or replacement, being policies which either


                                       1.

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                                                                    (SWISS LOGO)

               (a)  become effective on or after 1st May, 1960, or

               (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph
                    2. shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3.   Except for those classes of policies specified in Clause II. of paragraph
     2. and without in any way restricting the operation of paragraph 1. of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

     Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

     shall be deemed to include with respect to such coverages, from the time specified in Clause V. of this paragraph 3., the following provision (specified as the Broad Exclusion Provision):

     BROAD EXCLUSION PROVISION*

     It is agreed that the policy does not apply:

     I. Under any Liability Coverage to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or


                                       2.

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                                                                    (SWISS LOGO)

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to IMMEDIATE MEDICAL OR SURGICAL RELIEF, first aid, to expenses incurred with respect to BODILY INJURY, SICKNESS, DISEASE OR DEATH, bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION, bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to INJURY TO OR DESTRUCTION OF PROPERTY AT SUCH NUCLEAR FACILITY, property damage to such nuclear facility and any property thereat.


                                       3.

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     IV.  As used in this endorsement:

          "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; WITH RESPECT TO INJURY TO OR DESTRUCTION OF PROPERTY, THE WORD "INJURY" OR "DESTRUCTION" INCLUDES ALL FORMS OF RADIOACTIVE CONTAMINATION OF PROPERTY; "property damage" includes all forms of radioactive contamination of property.


                                       4.

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                                                                    (SWISS LOGO)

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3., whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3. shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) Statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operations of paragraph 1. of this Clause, it is understood and agreed that paragraphs 2. and 3. above are not applicable to original liability policies of the Reassured in Canada, and that with respect to such policies, this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

*NOTE: The words printed in BOLD TYPE in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.


                                       5.

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      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - CANADA

     N.M.A. 1979a

1. This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,

          Personal Liability
          Farmers' Liability
          Storekeepers' Liability

     which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:

     Limited Exclusion Provision -

     This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

     With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of Paragraph 1. of this Clause, it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:


                                       1.

                                                                    (SWISS LOGO)

     Broad Exclusion Provision -

     It is agreed that this Policy does not apply:

     (a) to liability imposed by or arising from any nuclear liability act, law or statute or any law amendatory thereof; nor

     (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

     (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

          (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

          (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

          (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

     As used in this Policy:

     (1) The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

     (2) The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;


                                       2.

                                                                    (SWISS LOGO)

     (3)  The term "nuclear facility" means:

          (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

          (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

          (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

          and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

     (4) The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

     (5) With respect to property, loss of use of such property shall be deemed to be property damage.

April 1, 1996


                                       3.

                                                                    (SWISS LOGO)

             NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4

1. This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, - Liability, - Physical Damage, - Boiler and Machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.


                                       4.

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               PHARMACEUTICAL / MEDICAL COMPANY EXCLUSION LISTING

ABBOTT LABORATORIES
AKZO NOBEL
ALLERGAN
ALPHARMA
ALTANA AG
AMGEN
ASTRAZENECA
AVENTIS
BARR LABORATORIES
BAXTER INTERNATIONAL
BAYER
BEAUFOUR IPSEN
BECTON, DICKINSON AND COMPANY
BIOGEN
BOEHRINGER INGELHEIM KG
BOSTON SCIENTIFIC CORPORATION
BRISTOL-MYERS SQUIBB
CELLTECH (former MEDEVA)
CHIRON
CHUGAI PHARMACEUTICAL
CSL (including ZLB Behring [former ZLB and Aventis
Behring]
DAIICHI PHARMACEUTICAL
DAINIPPON PHARMACEUTICAL
EDWARDS LIFESCIENCES
EISAI
ELAN
FOREST LABORATORIES
GENENTECH
GLAXOSMITHKLINE
GUIDANT
HOSPIRA
IVAX
JOHNSON & JOHNSON
KING PHARMACEUTICALS
KYOWA HAKKO KOGYO
LABORATOIRE FOURNIER
LABORATOIRE SERVIER
LILLY (ELI)
MEDTRONIC
MERCK & CO
MERCK KGAA
MINNESOTA MINING & MANUFACTURING
MITSUBISHI PHARMACEUTICAL
MYLAN LABORATORIES
NOVARTIS
NOVO NORDISK
OTSUKA PHARMACEUTICAL
PFIZER
PIERRE FABRE
PROCTER & GAMBLE
PURDUE FREDERICK / PRA HOLDING
ROCHE
SANKYO
SANOFI-SYNTHELABO
SCHERING AG
SCHERING-PLOUGH
SCHWARZ PHARMA
SERONO
SHIONOGI
SHIRE PHARMACEUTICALS
SMITH & NEPHEW
SOLVAY
ST. JUDE MEDICAL
STRYKER
SUMITOMO PHARMACEUTICALS / SUMITOMO CHEMICAL
SYNTHES-STRATEC
TAKEDA CHEMICAL INDUSTRIES
TANABE
TAP PHARMACEUTICAL PRODUCTS
TEVA PHARMACEUTICAL
UCB
WATSON PHARMACEUTICAL
WYETH
YAMANOUCHI PHARMACEUTICAL / FUJISAWA PHARMACEUTICAL
ZIMMER

GROUP PM CASUALTY/2004 APRIL 30

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                         PHILADELPHIA INDEMNITY COMPANY

                  CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                          NO. POR376426-/376428-/376430
                            Effective January 1, 2006

                               SUMMARY OF CHANGES

1.   Paragraph A. Of Article V - Warranty, is amended to read as follows

     A. It is warranted, or so deemed, that Casualty reinsurance is in effect for all policies issued by or on behalf of the Company with limits greater than $1,000,000 per occurrence or per claim made. It is also warranted, or so deemed, that the Company has in effect an Insurance Company Errors and Omissions policy with a limit of $10,000,000 and a retention /deductible of $1,000,000. This insurance, or reinsurance, whether collectible or not, and retention/deductible, shall be maintained until all losses reinsured under this Agreement are fully discharged and shall inure to the benefit of the reinsurer.

2. Article IX - Extra Contractual Obligations is amended to include a "Saving/Severability" provision as follows:

     E. If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of the of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article or the enforceability of such provision in any other jurisdiction.

3. The header of Article X - Exclusions, as well as subparagraph F.1. of the Article have been amended by deleting previous reference to "Automobile Collision" as this coverage is not applicable.

4. Article XII - Loss Occurrence is amended to reflect agreed renewal language.

5. Article XIII - Reinsurance Premium, is amended to reflect renewal rates and premiums.